UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 31, 2007

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On October 31, 2007, C. A. Rundell, Jr., Chairman of the Board of Directors of Integrated Security Systems, Inc. (the “Company”), resigned his position as Chairman of the Board of Directors of the Company.  Mr. Rundell will retain the role of advisor to the Company.

(c), (d)

On October 31, 2007, the Board of Directors of the Company appointed Russell Cleveland as Chairman of the Board of Directors of the Company.

Mr. Cleveland has been a Director for the Company since February 2001.  Mr. Cleveland is the President, Chief Executive Officer, sole Director and the majority shareholder of Renaissance Capital Group, Inc.  He has served as President, Chief Executive Officer and director of Renaissance Capital Growth & Income Fund III, Inc. since its inception in 1994.  Mr. Cleveland is a Chartered Financial Analyst with more than 41 years experience as a specialist in investments for smaller capitalization companies.  Mr. Cleveland has also served as President of the Dallas Association of Investment Analysts.  He serves on the Boards of Directors of Renaissance US Investment Trust PLC, CaminoSoft Corp., Cover-All Technologies, Inc. and Tutogen Medical, Inc.  Mr. Cleveland is a graduate of the Wharton School of Commerce and Finance of the University of Pennsylvania.

Item 8.01

Other Events.

On October 31, 2007, the Company issued a press release announcing the appointment of Russell Cleveland as the Chairman of the Board of Directors of the Company, and the resignation of C. A. Rundell from the position of Chairman of the Board of Directors of the Company.  A copy of the press release is attached as an exhibit to this Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Press Release of Integrated Security Systems, Inc. dated October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated:   October 31, 2007

By:

/s/ JAY FOERSTERLING

Name:

Jay Foersterling

Title:

President and Chief Executive Officer

Exhibit Index

Exhibit No.

Description

99.1

Press Release of Integrated Security Systems, Inc. dated October 31, 2007.